UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 1, 2006

RELIANCE STEEL & ALUMINUM CO.
(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071
(Address of principal executive offices)
(213) 687-7700
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 2.1
EXHIBIT 10.0
EXHIBIT 99.1

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On July 31, 2006, Reliance Steel & Aluminum Co. (“Reliance”) and its wholly-owned subsidiary RSAC Management Corp. (“RSAC”), both California corporations, entered into a Credit Agreement with Bank of America, N.A. as lender. The Credit Agreement provides for an unsecured, $100 million revolving credit facility with a short term expiring July 30, 2007. The credit facility supplements the Company’s $700 million syndicated credit facility. The Company intends to use the credit facility for working capital and general corporate purposes, internal growth initiatives and funding acquisitions.

Item 8.01	Other Events.
     Effective August 1, 2006, the Registrant, through its wholly-owned subsidiary RSAC Management Corp., a California corporation (“RSAC”), acquired all of the outstanding securities of Yarde Metals, Inc., a Connecticut corporation (“Yarde”). This acquisition was made in the ordinary course of Registrant’s business. Yarde will be operated as a wholly-owned subsidiary of RSAC. RSAC paid an aggregate purchase price of $100 million in cash to Craig F Yarde, Bruce Yarde, Craig M. Yarde, Tracy Yarde Smith and Craig F. Yarde, as Trustee of the Bruce R. Yarde Irrevocable Trust (collectively, “Sellers”), and assumed Yarde’s net debt of approximately $102 million. A portion of the purchase price will be retained in escrow for a certain period of time in connection with the indemnification provisions in the Stock Purchase Agreement dated as of July 5, 2006 by and among the Registrant, RSAC, Sellers, and Yarde. The purchase price is subject to adjustment based on the audit of Yarde’s financial statements as of the Closing Date.
     Yarde is headquartered Southington, Connecticut. Yarde processes and distributes aluminum and stainless steel sheet, plate, rod and bar products from facilities in Bristol, Connecticut; Southington, Connecticut; Ft. Lauderdale, Florida; Windham, Maine; Mendon, Massachusetts; Pelham, New Hampshire; East Hanover, New Jersey; Albany, New York; Hauppauge, New York; East Syracuse, New York; High Point, North Carolina; Streetsboro, Ohio; and Limerick, Pennsylvania. Yarde’s net sales for the fiscal year ended June 30, 2006 were approximately $385 million. Yarde will continue to engage in the same business at the same locations as prior to the acquisition.
     Prior to the closing of the acquisition, neither Sellers nor the officers or directors of Yarde were affiliated with or related to Registrant or RSAC in any way. The purchase price was determined by negotiations between Registrant and RSAC, on the one hand, and Sellers and Yarde, on the other. To fund the purchase price and the repayment of debt, the Registrant and RSAC drew on their syndicated bank revolving line of credit established June 13, 2005 with Bank of America, N.A. as administrative agent, and 15 banks as lenders and on their newly-created short-term credit facility with Bank of America, N.A. as lender. (See Item 2.03 above.) Sellers and/or officers or directors of Yarde, through various entities, own certain of the real property on which Yarde’s facilities are located.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

No financial statements are required to be filed with this report. Yarde Metals, Inc. is not a significant subsidiary.

(b)	Pro Forma Financial Information.

No pro forma financial information is required to be filed with this report. Yarde Metals, Inc. is not a significant subsidiary.

(c)	Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement dated as of July 5, 2006 by and among the Registrant, RSAC Management Corp., Yarde Metals, Inc., Craig F Yarde, Bruce Yarde, Craig M. Yarde, Tracy Yarde Smith and Craig F. Yarde, as Trustee of the Bruce R. Yarde Irrevocable Trust.

10.0	Credit Agreement dated as of July 31, 2006 by and among Registrant and Bank of America, N. A.

99.1	Press Release dated August 2, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: September 1, 2006	By	/s/ Karla Lewis Karla Lewis
Executive Vice President and
Chief Financial Officer

RELIANCE STEEL & ALUMINUM CO.
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Stock Purchase Agreement dated as of July 5, 2006 by and among the Registrant, RSAC Management Corp., Yarde Metals, Inc., Craig F Yarde, Bruce Yarde, Craig M. Yarde, Tracy Yarde Smith and Craig F. Yarde, as Trustee of the Bruce R. Yarde Irrevocable Trust.

10.0	Credit Agreement dated as of July 31, 2006 by and among Registrant and Bank of America, N. A.

99.1	Press Release dated August 2, 2006.